U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             November 1, 2017

                              FIRST HARTFORD CORPORATION

(Exact name of Company as specified in its charter)

Maine	0-8862	01-00185800
[State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

            149 Colonial Road, Manchester, Connecticut                  06040

(Address of principal executive offices)                                  (Zip Code)

                                                        860-646-6555

(Company's telephone number)

                                                                     N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2):

[_]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of the Vice President and Director.  On November 1, 2017, First Hartford Corp. (the “Company”) through a special meeting of its board of directors, accepted the retirement of its long time Vice President and director, David B. Harding, effective November 20, 2017.  Mr. Harding will receive severance pay through January 2, 2018.

David B. Harding retired as an executive officer and director of the Company effective November 20, 2017.  He had been a Vice President of First Hartford since 1992 and a director of the Company since 1998.  There were no disagreements between Mr. Harding and the Company on any matters relating to the Company’s operations, policies, practices or other matters.  The Company appreciates Mr. Harding’s dedicated and valuable service to the Company.

Election of New Director along with Appointment of New Vice President.  On November 1, 2017, the directors appointed Jonathan R. Bellock as Mr. Harding’s replacement as both Vice President and director, also effective November 20, 2017.

Jonathan R. Bellock was appointed by the board of directors on November 1, 2017 as a director of the Company effective November 20, 2017 to fill the vacancy created upon Mr. Harding’s retirement.  Mr. Bellock became vice president to the Company also effective November 20, 2017.  Mr. Bellock received his Bachelor of Arts at Union College and has been with the Company since 2009 as a site coordinator.  In 2011, he opened and began operating a new regional office in Houston, TX.  Since 2011, he has worked in Houston, TX on project acquisition and development in both the fee-for-service and shopping center development programs.  Mr. Bellock is the grandson of Mr. Ellis, the chairman of the Company.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Company)

FIRST HARTFORD CORPORATION

By:  /s/ Eric Harrington

          Eric Harrington, Treasurer

Date:      November 2, 2017